
<ARTICLE>    5
<LEGEND>    This schedule contains summary financial information extracted from the Company's Unaudited Condensed Consolidated Financial Statements and is
qualified in its entirety by reference to such financial statements.
<MULTIPLIER>    1,000

<PERIOD-TYPE>                                          9-MOS
<PERIOD-START>                                   Jan-01-2000
<FISCAL-YEAR-END>                                Dec-31-2000
<PERIOD-END>                                     Sep-30-2000
<CASH>                                               146,873
<SECURITIES>                                       1,075,759
<RECEIVABLES>                                     11,318,906<F7>
<ALLOWANCES>                                         372,825<F17>
<INVENTORY>                                                0<F3>
<CURRENT-ASSETS>                                           0<F4>
<PP&E>                                                     0<F6>
<DEPRECIATION>                                             0<F5>
<TOTAL-ASSETS>                                    13,129,438
<CURRENT-LIABILITIES>                                      0<F2>
<BONDS>                                            5,756,580<F8>
<PREFERRED-MANDATORY>                                      0<F9>
<PREFERRED>                                                0<F10>
<COMMON>                                               5,080
<OTHER-SE>                                         1,768,509<F11>
<TOTAL-LIABILITY-AND-EQUITY>                      13,129,438
<SALES>                                                    0<F13>
<TOTAL-REVENUES>                                   1,417,562<F1>
<CGS>                                                      0<F14>
<TOTAL-COSTS>                                              0<F12>
<OTHER-EXPENSES>                                     467,269<F15>
<LOSS-PROVISION>                                     144,486<F16>
<INTEREST-EXPENSE>                                   502,586<F18>
<INCOME-PRETAX>                                      303,221
<INCOME-TAX>                                         110,132
<INCOME-CONTINUING>                                  193,089
<DISCONTINUED>                                             0<F20>
<EXTRAORDINARY>                                            0<F19>
<CHANGES>                                                  0<F21>
<NET-INCOME>                                         193,089
<EPS-BASIC>                                                0<F23>
<EPS-DILUTED>                                              0<F22>

<F1> Total revenues in this exhibit represents total revenues reported in the
Company's Unaudited Condensed Consolidated Financial Statements.

<F2> Not reported separately (or not reported separately as defined by Article 5 of Regulation S-X) in document filed.

<F3> Not applicable.
<F4> Not reported separately (or not reported separately as defined by Article 5 of Regulation S-X) in document filed.

<F5> Not reported separately (or not reported separately as defined by Article 5 of Regulation S-X) in document filed.

<F6> Not reported separately (or not reported separately as defined by Article 5 of Regulation S-X) in document filed.

<F7> Receivables in this exhibit represents net finance receivables reported in the Company's Unaudited Condensed Consolidated Financial Statements.

<F8> Bonds in this exhibit represents long-term debt reported in the Company's
Unaudited Condensed Consolidated Financial Statements which includes other long-term debt.

<F9> Not applicable.
<F10>Not applicable.
<F11>Other stockholder's equity in this exhibit represents additional paid-in-capital, accumulated other comprehensive loss, and retained earnings reported in the Company's Unaudited Condensed Consolidated Financial Statements.

<F12>Not reported separately (or not reported separately as defined by Article 5 of Regulation S-X) in document filed.

<F13>Not applicable.
<F14>Not applicable.
<F15>Other expenses in this exhibit represents operating expenses and insurance losses and loss adjustment expenses reported in the Company's Unaudited Condensed Consolidated Financial Statements.

<F16>Loss provision in this exhibit represents provision for finance receivable losses reported in the Company's Unaudited Condensed Consolidated Financial Statements.

<F17>Allowances in this exhibit represents allowance for finance receivable losses reported in the Company's Unaudited Condensed Consolidated Financial Statements.

<F18>Interest expense in this exhibit represents interest expense reported in the Company's Unaudited Condensed Consolidated Financial Statements.

<F19>Not applicable.
<F20>Not applicable.
<F21>Not applicable.
<F22>Not applicable.
<F23>Not applicable.

